RESTRICTED STOCK AGREEMENT
(Non-Employee Director)

THIS RESTRICTED STOCK AGREEMENT, made and entered into as of the ___ day of ____________, by and between Smart Online, Inc., a Delaware corporation (the “Company), and _________, a member of the Company’s Board of Directors (the “Director”).

WHEREAS, in consideration of the services of the Director, the Company is desirous of giving the Director shares of common stock of the Company under the Company’s 2004 Equity Compensation Plan (the “Plan”) (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan), subject to the restrictions set forth below.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Restricted Stock Award. The Company shall issue ________________ (_______) shares of the common stock of the Company (the “Securities”) to the Director, as part of the Director’s compensation. The Securities are subject to the restrictions set forth in Section 4 below.

2. Director Representations. The Director hereby acknowledges and represents the following:

(a) Compensation. The Director acknowledges that the Securities are part of his compensation from the Company.

(b) Investment. The Director will treat the Securities as if acquired for investment for the Director’s own account and not with a view to, or for resale in connection with, any distribution thereof, and the Director has no present intention of selling or distributing the Securities. The Director does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities other than as set forth in this Agreement. The Director understands that the Securities to be issued to the Director have not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(c) Taxes. The Director has not relied upon the Company with respect to any tax consequences related to the acquisition or disposition of the Securities. The Director acknowledges that the Director may incur a substantial tax liability. The Director assumes full responsibility for all such consequences and the filing of all tax returns and elections the Director may be required or find desirable to file in connection therewith. In the event any valuation of the Securities purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of the Company, the Director agrees that the Company may determine such value and that the Director will observe any determination so made by the Company in all returns and elections filed by the Director. In the event the Company is required by applicable law to collect any withholding, payroll or similar taxes by reason of the grant of the Securities, the Director agrees that the Company may withhold such taxes from any monetary amounts otherwise payable by the Company to the Director and that, if such amounts are insufficient to cover the taxes required to be collected by the Company, the Director will pay to the Company such additional amounts as are required.

(d) No Registration Obligation. The Company will be under no obligation to register the Securities or to comply with any exemption available for sale of the Securities by the Director without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the Act available with respect to any sale of the Securities by the Director.

(e) Underwriter Restrictions. In the event any underwriter of securities of the Company requests the Director to sign any agreement restricting resale of the Securities in connection with any public offering by the Company, the Director agrees to sign such agreement, provided the officers of the Company have signed an agreement no less restrictive. The Company may instruct its transfer agent not to transfer the Securities if requested by an underwriter as described above.

(f) Compliance with Securities Laws. The Director hereby agrees to comply with any plan, policy or other document of the Company approved by the Board of Directors of the Company to ensure compliance with securities laws, rules and regulations both prior to the Termination of Service of the Director and for one (1) year thereafter. The Company may impose stop transfer restrictions with respect to the Securities to enforce this provision.

(g) Legends. Each certificate representing Securities shall also bear any legend required by any applicable state securities law or by any other agreement to which the holder thereof is a party or by which the holder thereof is bound, including the provisions of any existing “lock-up” or similar agreements between the Director and the Company, and including the following legend as required in Section 4, below:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ASSIGNED, CONVEYED OR PLEDGED ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT, AS THE SAME MAY BE AMENDED OR REPLACED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH, AND AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.

3. Condition to Issuance. The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the issuance of the Securities by the Company and shall survive thereafter.

4. Restrictions. The Securities described above shall be subject to the following restrictions:

(a) Restriction Period; Lapse of Restriction. For a period of one (1) year following the date of this Agreement, the Director agrees not to transfer, assign or sell the Securities, without the express written consent of the Company, which may be granted or withheld in the sole discretion of the Company. This restriction shall expire and cease to be of any effect with respect to the number of shares equal to twenty-five percent (25%) of the Securities in four (4) equal quarterly increments for one year following the date hereof, as follows: _________ on each of ___________, _________________, ______________ and _______________; provided that this restriction shall lapse with respect to an increment as specified only if the Director is a member of the Company’s Board of Directors on the specified date for such increment.

Shares representing the Securities shall bear a legend to such effect. The schedule set forth above is cumulative, so that the Securities as to which the restriction has lapsed on and after a date indicated by the schedule may be transferred, assigned, or sold at any subsequent date.

(b) Acceleration of Lapse of Restriction. Upon a Change in Control, as defined below, the restriction set forth in Section 4(a) shall accelerate so as to lapse as to all of the Securities to which the restriction applies on the date of such event.

A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i)            the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than: (i) the Company; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iv) the existing holders of capital stock of the Company as of the effective date hereof or their respective affiliates, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(ii)           on the condition that the transaction is consummated, the date the shareholders of the Company approve a definitive agreement or plan for: (A) a merger, share exchange, consolidation or reorganization involving the Company and any other corporation or other entity as a result of which securities representing more  than fifty percent (50%) of the combined voting power of the Company or of the surviving or resulting corporation or entity  are held in the aggregate by persons different than the persons holding those securities (including their affiliates) immediately prior to such transaction; or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

5. Effect of Termination of Service. The restriction on the Securities shall lapse as specified in Section 4 above until the Termination of Service of the Director for reasons other than death, Disability or Retirement. Pursuant to Section 7.6 of the Plan, where the Termination of Service is for death, Disability or Retirement, than the Committee shall determine, in its sole discretion, whether to waive any remaining restriction. All shares of the Securities still subject to the restriction set forth in Section 4 shall be forfeited by the Director and reacquired by the Company on such date. Upon such date, the Director shall have no further rights to any Securities to which the restriction has not lapsed.

6. Rights as Stockholder. The Director shall have all rights as a stockholder with respect to the Securities; provided, however, any dividends or distributions on the Securities shall be automatically deferred and reinvested as restricted Securities subject to the same restrictions set forth in this Agreement.

7. Incorporation of the Plan. The terms and conditions included in the Plan, the receipt of a copy of which Participant hereby acknowledges by execution of this Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

8. Governing Law. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware, and shall be binding upon the Director, the Director’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

9. Miscellaneous. This Agreement and the Plan constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith, other than any existing “lock-up” or similar agreements between the parties which by their terms would apply to the Securities. This Agreement may be amended only by a writing executed by all parties hereto. This Agreement may be executed by facsimile or other electronic signature and in one or more counterparts.

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IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement effective as of the date first written above.

SMART ONLINE, INC.

By:
Name:
Title

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